Exhibit 23.3

Independent Auditors’ Consent

The Board of Directors

Name Development Ltd.:

We consent to the use of our report dated November 24, 2004, with respect to the balance sheets of Name Development Ltd. as of June 30, 2003 and 2004, and the related statements of operations, stockholder’s equity (deficit) and cash flows for the years then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Seattle, Washington

June 6, 2006